FOR IMMEDIATE RELEASE July 20, 2021 Investor Contacts: Andrew Slabin andrew_slabin@discovery.com 212-548-5544 Peter Lee peter_lee@discovery.com 212-548-5907 Media Contact: Nathaniel Brown nathaniel_brown@discovery.com 212-548-5959 DISCOVERY TO REPORT SECOND-QUARTER 2021 RESULTS ON TUESDAY, AUGUST 3 (New York, NY) — July 20, 2021 — Discovery (Nasdaq: DISCA, DISCB, DISCK) today announced that it will report its second-quarter 2021 results on Tuesday, August 3, 2021, at 7:00 a.m. ET. The Company will host a conference call at 8:00 a.m. ET that same day to discuss the results. A link to the live audio webcast of the conference call will be available in the “Investor Relations” section of Discovery’s website at https://corporate.discovery.com/. A replay of the call will be available approximately two hours after the completion of the call until August 10, 2021. The replay can be accessed by phone by dialing 800-585-8367 or 416-621-4642 using conference ID 8782436. A replay of the audio webcast will also be available in the “Investor Relations” section of Discovery’s website. About Discovery: Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as discovery+, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia Network, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

### Source: Discovery, Inc.